Exhibit 99.1

Explanation of Responses:

(1)	On October 27, 2017, BPY Retail VI LLC, a Delaware limited liability company (“BPY VI”), merged with and into the Reporting Person, with the Reporting Person as the surviving entity of the merger. As a result of the merger, the Reporting Person acquired the shares held directly by BPY VI.

(2)	Common Stock held directly by Brookfield Retail Holdings II Sub III LLC, a Delaware limited liability company (“BRH II Sub”).

(3)	Common Stock held directly by Brookfield Retail Holdings III Sub II LLC, a Delaware limited liability company (“BRH III Sub”).

(4)	Common Stock held directly by Brookfield Retail Holdings IV-A Sub II LLC, a Delaware limited liability company (“BRH IV-A Sub”).

(5)	Common Stock held directly by Brookfield Retail Holdings IV-B Sub II LLC, a Delaware limited liability company (“BRH IV-B Sub”).

(6)	Common Stock held directly by Brookfield Retail Holdings IV-C Sub II LLC, a Delaware limited liability company (“BRH IV-C Sub”).

(7)	Common Stock held directly by Brookfield Retail Holdings IV-D Sub II LLC, a Delaware limited liability company (“BRH IV-D Sub”).

(8)	Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH VII” and, together with BRH II Sub, BRH III Sub, BRH IV-A Sub, BRH IV-B Sub, BRH IV-C Sub and BRH IV-D Sub, the “Investment Vehicles”).

(9)	On October 27, 2017, the Reporting Person merged with and into BPY Retail I LLC, a Delaware limited liability company (“BPY I”), with BPY I as the surviving entity of the merger. As a result of the merger, the Reporting Person ceased to exist and hold any shares of Common Stock.

(10)	On October 27, 2017, the Reporting Person merged with and into BPY I, with BPY I as the surviving entity of the merger. As a result of the merger, the Reporting Person ceased to exist and hold any shares of Common Stock. The Reporting Person, as a parent of each Investment Vehicle, may have been deemed to have had an indirect pecuniary interest in shares of Common Stock that were directly beneficially owned by each Investment Vehicle. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by each Investment Vehicle is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that were beneficially owned by each Investment Vehicle, except to the extent of any indirect pecuniary interest therein.